Exhibit 10.1

[FORM OF AGREEMENT]

COMMUNITY BANKERS TRUST CORPORATION

2019 Stock Incentive Plan

Performance-Based

Restricted Stock Unit Award Agreement

THIS AWARD AGREEMENT dated as of the _____ day of __________, ____, between COMMUNITY BANKERS TRUST CORPORATION, a Virginia corporation (the “Company”) and ____________ (“Participant”), is made pursuant and subject to the provisions of the Company’s 2019 Stock Incentive Plan (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.            Award of Restricted Stock Units. The Company hereby grants to Participant on ________ __, _____, subject to the terms and conditions of the Plan and subject further to the terms and conditions of this Award Agreement, __________ Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Company Stock, subject to vesting and the other terms, conditions and restrictions set forth in this Award Agreement and in the Plan.

2.            Vesting.

(a)            Except as otherwise provided in Section 3, provided Participant remains an employee of the Company or an Affiliate through the Vesting Date (as defined herein), and the Company satisfies the applicable performance target set forth in Section 2(b) as determined by the Committee as soon as practicable on or before ________ __, _____ (the date of such determination, the “Vesting Date”), the Restricted Stock Units will vest in accordance with Section 2(b). The period during which the restrictions in this Award Agreement apply, which is the Date of Grant through the Vesting Date, is referred to as the “Restricted Period”. Once vested, the Restricted Stock Units become “Vested Units” and shares of Company Stock representing the Vested Units will be issued in accordance with the settlement procedures set forth in Section 6. To the extent Participant’s vested percentage of Restricted Stock Units exceeds 100%, any additional shares of Company Stock to which Participant is entitled in accordance with Section 2(b) will be issued to Participant on the Vesting Date.

(b)            The Restricted Stock Units shall become Vested Units, subject to the provisions of this Award Agreement relating to continued employment, in accordance with the table immediately below on the date the Committee determines ____________________ (“_____”) for the Company, and the _____ rank, expressed as a percentile, based on Company _____ versus _____ of peers selected by the Committee (“_____ Rank”), for the period from ________ __, _____, through ________ __, _____ (the “Performance Period”). Any Restricted Stock Units outstanding on the Vesting Date that do not become Vested Units on the Vesting Date will immediately be forfeited.

ROA Rank	Number of Vested Units *	Percentage Represented by Number of Vested Units (“Payout Percentage”) *
_____ percentile or higher
At least _____ percentile, but less than _____ percentile (“Target Performance”)
At least _____ percentile, but less than _____ percentile
Less than _____ percentile

*The applicable Number of Vested Units and Payout Percentage shall be determined using straight-line interpolation of (i) Payout Percentages between _____ and _____, for _____ Rank between _____ percentile and _____ percentile; and (ii) Payout Percentages between _____ and _____ for _____ Rank between _____ percentile and _____ percentile.

(c)            The vesting of the Restricted Stock Units is subject to the determination of the Committee, in its discretion, that the Company has satisfied the applicable performance target.

3.            Effect of Termination of Employment.

(a)            Except as set forth in the following sentence and Sections 3(b) and 3(c), if Participant’s employment terminates for any reason during the Restricted Period, all the Restricted Stock Units that are not then vested shall be automatically forfeited upon such termination of employment, and the Company shall not have any further obligation to Participant under this Award Agreement. The Committee may, in its discretion, on or before the date of termination of employment, determine that all or a portion of the Restricted Stock Units that are not then vested shall become Vested Units as of the date of Participant’s termination of employment.

(b)            If Participant dies or become Disabled while employed with the Company or an Affiliate during the Restricted Period, a pro rata portion of the Restricted Stock Units that are not vested shall become Vested Units of the date of Participant’s death or the termination of Participant’s employment due to Disability. Such vested portion will equal (i) the number of Restricted Stock Units that represent Target Performance (i.e., a 100% Payout Percentage) multiplied by (ii) a fraction, (x) the numerator of which is the number of days during the Performance Period in which Participant was employed with the Company or an Affiliate and (y) the denominator of which is the number of days in the Performance Period.

(c)            If a Change in Control of the Company occurs during the Restricted Period and Participant has remained employed with the Company or an Affiliate until immediately prior to the Change in Control, a pro rata portion of the Restricted Stock Units that are not vested shall become Vested Units as of the date of the Change in Control. Such vested portion will equal (i) the number of Restricted Stock Units that represent Target Performance (i.e., a 100% Payout Percentage) multiplied by (ii) a fraction, (x) the numerator of which is the number of days during the Performance Period prior to the date of the Change in Control and (y) the denominator of which is the number of days in the Performance Period.

4.            Restrictions. Subject to any exceptions set forth in this Award Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be sold, assigned, alienated, pledged or otherwise transferred or encumbered by Participant, whether voluntary or involuntary. Any attempt to sell, assign, alienate, pledge or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited and all of Participant’s rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.

5.            Shareholder Rights.

(a)            Participant shall not have any rights of a shareholder with respect to the shares of Company Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of shares of Company Stock. Notwithstanding the foregoing, an amount equal to the cash or stock dividends paid from the Date of Grant through the applicable Vesting Date, on the number of shares of Company Stock for which this Award is settled under Section 6, will be paid to Participant, in cash (or in shares of Company Stock at the discretion of the Committee) within five days of the applicable Vesting Date. Any shares of Company Stock so issued shall be subject to the provisions of this Award Agreement applicable to Company Stock issued in settlement of Vested Units.

(b)            Upon and following the settlement of the Restricted Stock Units, Participant shall be the record owner of the shares of Company Stock issued to Participant (unless and until such shares are sold or otherwise disposed of), and as record owner shall be entitled to all rights of a shareholder of the Company.

6.            Settlement of Vested Units. Subject to Section 7, on the Vesting Date (or, if sooner, on the date the Restricted Stock Units become vested under Section 3) the Company shall issue and deliver to Participant (or issue via book entry) the number of shares of Company Stock, if any, equal to the Number of Vested Units and enter Participant’s name on the books of the Company as the shareholder of record with respect to the shares of Company Stock issued to Participant.

7.            Tax Liability and Income Tax Withholding. Participant agrees, as a condition of receiving this Award, to pay to the Company or an Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or book-entry shares shall be issued to Participant. As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock from the shares otherwise deliverable under the Award, in either case with respect to which the Company has a statutory obligation to withhold taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

8.            Fractional Shares. Fractional shares shall not be issuable hereunder and, when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

9.            No Right to Continued Employment. This Award does not confer upon Participant any right with respect to continuance of employment with the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate Participant’s employment at any time.

10.            Change in Capital Structure. In accordance with Section 12 of the Plan, the number of Restricted Stock Units and shares of Company Stock that may be issued hereunder shall be proportionately adjusted for changes in the outstanding shares of Company Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, spin-off of a subsidiary, or other relevant change in capitalization occurring after the Date of Grant.

11.            Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or this Award Agreement to the substantive law of another jurisdiction.

12.            Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall govern.

13.            Participant Bound by Plan; Definitions. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise noted, defined terms used in this Award Agreement have the same meaning as provided in the Plan.

14.            Binding Effect. Subject to the limitations stated above and in the Plan, this Award Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

community bankers trust corporation

By:

Its:

[participant name]

Signature:

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